SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2015

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (646) 403-3581

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2015, we completed the final outstanding contractual arrangements under our Asset Purchase Agreement dated November 7, 2014 (the Agreement”) with Amarantus Bioscience Holdings, Inc. (“Amarantus”). As required under the Agreement, Amarantus has made the final payments due to us in the amount of $2,300,00.00, along with a payment of $200,000 to our senior secured creditor. In addition, we, along with Amaratus, have signed a Settlement Agreement in our lawsuit with Lonza Group, Ltd and its related entities (“Lonza”). As a result, we are currently in the process of filing a joint dismissal of all claims, known or unknown, in the Lonza matter.

The foregoing is a summary of the terms of the Settlement Agreement and is not a complete description of its terms. The full text of the Settlement Agreement, which is filed herewith as Exhibit 10.1, should be reviewed in it is entirety for further information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: February 26, 2015

2